Exhibit 10.1

AMENDMENT NO. 1, dated as of December 21, 2005 (this “Amendment”) to the CREDIT AGREEMENT (the “Agreement” or the “Credit Agreement”) dated as of August 11, 2005, by and among SUNGARD FUNDING LLC, a Delaware limited liability company (“SunGard Funding” or the “Borrower”), the entities identified on Schedule A to the Agreement as a Committed Lender, together with any of their respective successors and assigns hereunder (each, a “Committed Lender”), the several commercial paper Conduit Lenders identified on Schedule A thereto, together with any of their respective successors and assigns hereunder (each a “Conduit Lender”, and together with the Committed Lenders, the “Lenders”), the agent bank set forth opposite the name of each Lender on Schedule A thereto and its permitted successors and assigns (the “Funding Agent” with respect to such Lender), Financial Guaranty Insurance Company (“FGIC”), as the Insurer, and JPMorgan Chase Bank, N.A., as administrative agent thereunder for the Lenders, and as collateral agent under Security Agreement, the Funding Agents, and the Insurer thereunder, or any successor agent hereunder (together with its successors and assigns hereunder, the “Administrative Agent”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein will have the meanings as defined in the Agreement.

SECTION 2. Amendments to the Agreement. (a) Section 6.01(d) is hereby added to the Agreement as follows:

“(d) Commencing December 21, 2005, on each Determination Date that falls within the month of February, May, August and November, a Quarterly Report completed as of the most recent Quarterly Report Date.”

(b) Section 7.14 of the Agreement is amended to read as follows:

“SECTION 7.14. Amendments to Documents; Additional Sellers. (a) No Amendments to Documents. The Borrower shall not amend its Organization Documents or any Transaction Document to which it is party, or consent to SunGard Financing amending or waiving any provision of any Transaction Document to which it is a party, without the prior written consent of the Administrative Agent and the Controlling Party, except for the addition of Sellers to the First Step Receivables Purchase Agreement pursuant to clause (b) of this Section.

(b) Additional Sellers without Consent. The Borrower may consent, and may permit SunGard Financing to consent, to add Additional Sellers to the First Step Receivables Purchase Agreement, commencing January 1, 2006, without the consent of the Administrative Agent or the Controlling Party if:

(i) such Additional Seller executes a Joinder Agreement in the form attached as Exhibit II to the First Step Receivables Purchase Agreement, fully executed by all parties required pursuant to Section 4.1 of the First Step Receivables Purchase Agreement;

(ii) the Funding Agents and the Insurer shall have received complete Receivables data necessary to populate a Monthly Report for such proposed Additional Seller, and shall have received such a pro forma Monthly Report, reasonably satisfactory to them, at least 15 Business Days before the date of the proposed joinder;

(iii) the addition of such proposed Additional Seller, on a pro forma basis, would not cause an Early Amortization Event to occur;

(iv) the proposed Additional Seller shall have satisfied the conditions precedent applicable to a Seller that was a Seller on the Closing Date, mutatis mutandis;

(v) the aggregate Receivables of the proposed Additional Seller (as of its most recently completed fiscal month), together with the aggregate Receivables of each other Subsidiary (as of its most recently completed fiscal month before it became an Additional Seller) of SunGard Parent that has become (or will become on the same date) an Additional Seller pursuant to this Section in the current calendar year (commencing January 1, 2006), do not exceed 10% of the aggregate Receivables as of the December 31st of the immediately preceding calendar year;

(vi) SunGard Parent shall have provided calculations to the Administrative Agent and the Insurer of pro forma values for the Dilution Trigger Ratio, the Default Trigger Ratio and the Delinquency Trigger Ratio for the most recently completed Monthly Period, and none of such pro forma values shall (on a cumulative basis for all Additional Sellers joining the First Step Receivables Purchase Agreement without consent during a calendar year) be more than 5% less favorable to the SunGard Parties than the actual values as of December 31st of the immediately preceding calendar year; and

(vii) SunGard Parent shall have delivered to the Administrative Agent and the Insurer copies, satisfactory in form and substance to them, of all documents required to be delivered in accordance with Section 4 of the Joinder Agreement to be executed pursuant to clause (b)(i) above and all other documents related to the joinder of such Additional Seller, and a certificate of an officer of the Additional Seller as to satisfaction of the requirements of this clause (b).

Notwithstanding any provision of the Transaction Documents to the contrary, if an Additional Seller does not comply with this provision and does not obtain the consent of the Administrative Agent and the Controlling Party, the Receivables of such Additional Seller’s Receivables shall not be Eligible Receivables.”

(c) Section 9.01(m), (n), (o) and (p) of the Agreement is amended to read as follows:

“(m) Dilution Trigger Ratio. As at the end of any Monthly Period, the average Dilution Trigger Ratio for the three (3) preceding Monthly Periods ending with such Monthly Period as reported in the applicable Monthly Reports exceeds 9.0%; or

(n) Default Trigger Ratio. As at the end of any Monthly Period, the average Default Trigger Ratio for the three (3) preceding Monthly Periods ending with such Monthly Period as reported in the applicable Monthly Reports exceeds 6.0%; or

(o) Delinquency Trigger Ratio. As at the end of any Monthly Period, the average Delinquency Trigger Ratio for the three (3) preceding Monthly Periods ending with such Monthly Period as reported in the applicable Monthly Reports exceeds 45%; or

(p) Turnover Ratio. As at the end of any Monthly Period, the average Turnover Ratio for the three (3) preceding Monthly Periods ending with such Monthly Period as reported in the applicable Monthly Reports exceeds 105 days;”

SECTION 3. Amendments to Annex A—Definitions.

(a) The definition of “Adjusted Dilution” in Annex A is amended to read as follows:

“Adjusted Dilution” means for all Monthly Periods

(A) As for AS and SCT only, ending on or before June 30, 2005,

(a) the sum of (i) the product of (x) the Dilution Estimate, and (y) the Obligor Credit Memo Amount, (ii) Other Credit Adjustments, and (iii) without duplication, other Dilution, minus

(b) One-Time Non-Dilutive Credit Adjustments., and

(B) (i) As for all Sellers other than AS and SCT, since the Closing Date, Net Dilution and (ii) as for AS and SCT, commencing on and after, July 1, 2005, Net Dilution.”

(b) The definition of “Commitment” in Annex A is amended to read as follows:

“Commitment” means, as to each Committed Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 of the Credit Agreement, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Committed Lender’s name on Schedule A to the Credit Agreement under the caption “Commitment” or in the Assignment and Assumption pursuant to which such Committed Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the Credit Agreement. The aggregate amount of Commitments of all Lenders shall be $450,000,000 on the date that Amendment No. 1 to the Credit Agreement becomes effective, as such amount may be adjusted from time to time in accordance with the terms of the Credit Agreement.”

(c) The definition of “Concentration Factor” in Annex A is amended to read as follows:

“Concentration Factor” means, on any day with respect to any Obligor that has a senior unsecured rating:

(i) from both S&P and Moody’s of AA or greater and Aa2 or greater, 2.5%;

(ii) from both S&P and Moody’s of A or greater and A2 or greater (but from both S&P and Moody’s, less than AA and Aa2), 2.0%, and

(iii) from either S&P or Moody’s of less than A or A2 or with no rating from either one or both of S&P or Moody’s, 1.5%;

except as otherwise specified in the definition of Special Obligor Concentration Factor with respect to Special Obligors).”

(d) The definition of “Coverage Percentage” in Annex A is amended to read as follows:

“Coverage Percentage” means at any time, 1%.”

(e) The definition of “Dilution Estimate” in Annex A is amended to read as follows:

“Dilution Estimate” means (i) in the case of AS, 28% and (ii) in the case of SCT, 28%.”

(f) The definition of “Dilution Percentage” in Annex A is amended to read as follows:

“Dilution Percentage” means at any time, the greater of (i) 12%, and (ii) a percentage calculated in accordance with the following formula:

DP = [(SF x ADR) + [(HDR—ADR) x (HDR/ADR)]] x DHF

where:

DP	=	the Dilution Percentage;

ADR	=	the average of the Dilution Ratios occurring during the 12 most recent Monthly Periods;

SF	=	the Stress Factor;

HDR	=	the highest four-Monthly Period rolling average of the Dilution Ratio occurring during the 12 most recent Monthly Periods; and

DHF	=	the Dilution Horizon Factor at such time.”

(g) Clause (iii) of the definition of “Eligible Receivable” in Annex A is amended to read as follows:

“(iii) that, according to the Contract related thereto, is required to be paid in full or in part within (i) 90 days of the original billing date, or (ii) in the case of an Additional Seller, the number of days specified in the Joinder Agreement with respect to such Additional Seller to be determined by the Administrative Agent and the Controlling Party;”

(h) Clause (xxi) is added to the definition of “Eligible Receivable” in Annex A:

“(xxi) in the case of the Receivables originated by a Person that is not a Seller prior to the time it merges with, or with and into a Seller, the Administrative Agent and the Insurer shall have received materials, satisfactory to it, necessary for it to have completed its due diligence with respect to such Person;”

(i) The definition of “Facility Limit” in Annex A is amended to read as follows:

“Facility Limit” means $450,000,000, as reduced from time to time pursuant to Section 2.04 of the Credit Agreement, or increased from time to time upon the request of the Borrower subject to the consents required pursuant to Section 11.01 of the Credit Agreement.”

(j) A definition of “Foreign Obligor” is added in alphabetical order to Annex A to read as follows:

“Foreign Obligor” means an Obligor which, if a natural person, is not a resident of the United States, or, if a corporation or other business organization, is not organized under the laws of the United States or a political subdivision thereof.

(k) The definition of “Loss Percentage” in Annex A is amended to read as follows:

“Loss Percentage” means at any time the greater of (i) 5% and (ii) a percentage calculated in accordance with the following formula:

LP = SF x LHF x LR

where:

SF	=	the Stress Factor;

LP	=	the Loss Percentage;

LHF	=	the Loss Horizon Factor; and

LR	=	the highest three-month rolling average of the Loss Ratios occurring during the 12 most recent Monthly Periods.”

(l) A definition of “Net Dilution” is added in alphabetical order to Annex A to read as follows:

“Net Dilution” means, for a Monthly Period, the sum of (i) the Obligor Credit Memo Amount, net of credit and rebill activity occurring in the corresponding Monthly Period, (b) Other Credit Adjustments, and (iii) without duplication, other Dilution.”

(m) The definition of “Net Receivables Balance” in Annex A is amended to read as follows:

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) unapplied cash, (iii) the amount by which the aggregate outstanding balance of Eligible Receivables of which the Obligor is the federal government or federal government subdivisions or agencies exceeds 3% of the outstanding balance of all Eligible Receivables, (iv) the amount by which the outstanding balance of Unbilled Receivables exceeds 25% of the outstanding balance of all Eligible Receivables, (v) the amount by which the outstanding balance of Eligible

Receivables with payment terms greater than 30 days and less than or equal to 60 days (or 65 days in the case of SCT) exceeds 15% of the outstanding balance of all Eligible Receivables, (vi) the amount by which the outstanding balance of Eligible Receivables with payment terms equal to or greater than 61 days (or 66 days in the case of SCT) and less than or equal to 90 days exceeds 5% of the outstanding balance of all Eligible Receivables, (vii) the amount equal to the product of (a) the Unreported Foreign Receivables Ratio, multiplied by (b) the aggregate outstanding balance of all Eligible Receivables owing from all Foreign Obligors, (viii) the amount by which (a) the product of NIG Foreign Obligor Proxy and the aggregate outstanding balance of all Eligible Receivables exceeds (b) 3% of the outstanding balance of all Eligible Receivables, and (ix) the amount by which (a) the aggregate outstanding balance of Eligible Receivables owing by Foreign Obligors less the amounts derived in clauses and (vii) and (viii) exceeds (b) 6% of the outstanding balance of all Eligible Receivables.

(n) A definition of “NIG Foreign Obligor Proxy” is added in alphabetical order to Annex A to read as follows:

“NIG Foreign Obligor Proxy” means the ratio, expressed as a percentage, equal to (a) the aggregate amount of Eligible Receivables as of the most recent Quarterly Report Date owing from Foreign Obligors domiciled in countries with foreign currency obligations rated lower than BBB- by S&P or lower than Baa3 by Moody’s, divided by (b) the aggregate outstanding balance of all Eligible Receivables as of the most recent Quarterly Report Date.”

(o) A definition of “Quarterly Report” is added in alphabetical order to Annex A to read as follows:

“Quarterly Report” means a report, substantially in the form of Exhibit L to the Credit Agreement (appropriately completed) furnished by the Borrower, or on behalf of the Borrower, to the Administrative Agent pursuant to Section 6.01(d) of the Credit Agreement.”

(p) A definition of “Quarterly Report Date” is added in alphabetical order to Annex A to read as follows:

“Quarterly Report Date” means, in the case of (i) the first Quarterly Report Date, September 30, 2005, (ii) the second Quarterly Report Date, January 31, 2006, and (iii) thereafter, the last day of every April, July, October and January.”

(q) A definition of “Unreported Foreign Receivables Ratio” is added in alphabetical order to Annex A to read as follows:

“Unreported Foreign Receivables Ratio” means the ratio, expressed as a percentage, equal to (a) the aggregate amount of Eligible Receivables owing from Foreign Obligors as of the most recent Quarterly Report Date minus the aggregate amount of Eligible Receivables reported on the Quarterly Report owing from Foreign Obligors divided (b) by the aggregate outstanding balance of Eligible Receivables owing from Foreign Obligors as of the most recent Quarterly Report Date.”

SECTION 3. Schedule A – Information Relating to Each Related Group. Schedule A to the Agreement is amended to read as set forth in Schedule A to this Amendment.

SECTION 4. Exhibits. Exhibit L entitled “form of Quarterly Report” is hereby added as Exhibit L to the Agreement.

SECTION 5. Representations and Warranties. The representations and warranties of each party set forth in the Agreement shall be true and correct in all material respects, in each case on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respect as of such earlier date).

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

SECTION 7. Counterparts. This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute a single agreement.

SECTION 8. Agreement in Full Force and Effect. Except as expressly amended hereby, the Agreement will continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date of the effectiveness hereof, any reference to the Agreement will mean the Agreement as amended by this Amendment.

SECTION 9. Consent to Mergers. Pursuant to Section 5.2(f) of the Insured First Step Agreement, the Funding Agents hereby provide, as of the date hereof, their consent to the prospective merger, which will occur effective as of 11:59 p.m., Eastern Standard Time, on December 31, 2005, between SunGard Market Data Services Inc., who is a Seller under the Insured First Step Agreement as of the date hereof, and SunGard Reference Data Solutions Inc., who is not currently a Seller under the Insured First Step Agreement but as the surviving entity will become a Seller under the Insured First Step Agreement. In addition, pursuant to Section 11.01 of the Insured Credit Agreement, the Insurer, as Controlling Party, and SunGard Financing by executing this Amendment hereby approve the consent provided by the Funding Agents.

SECTION 10. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof, upon the execution and delivery thereof by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SUNGARD FUNDING LLC

by:
SUNGARD FINANCING LLC,
its Member

/s/ Victoria E. Silbey
	Name:	Victoria E. Silbey
	Title:	Assistant Vice President & Assistant Secretary

SUNGARD FINANCING LLC

by:

/s/ Victoria E. Silbey
	Name:	Victoria E. Silbey
	Title:	Assistant Vice President & Assistant Secretary

JPMORGAN CHASE BANK, N.A., as Committed Lender and Funding Agent

by:

/s/ Leo Loughead
	Name:	Leo Loughead
	Title:	Managing Director

CITICORP NORTH AMERICA, INC., as Committed Lender and Funding Agent

by:

/s/ Patricia Schaupp
	Name:	Patricia Schaupp
	Title:	Vice President

DEUTSCHE BANK AG, New York Branch, as Committed Lender and Funding Agent

by:

/s/ Michael Cheng
	Name:	Michael Cheng
	Title:	Director

by:

/s/ Stanley Chao
	Name:	Stanley Chao
	Title:	Vice President

JUPITER SECURITIZATION CORP., as Conduit Lender

by:

/s/ Leo Loughead
	Name:	Leo Loughead
	Title:	Authorized Signatory

NANTUCKET FUNDING CORP., LLC, as Conduit Lender

by:

/s/ Lori Gebron
	Name:	Lori Gebron
	Title:	Vice President

CHARTA, LLC, as Conduit Lender

by:	Citicorp North America, Inc. as Attorney-in-Fact

by:	/s/ Patricia Schaupp
	Name:	Patricia Schaupp
	Title:	Vice President

FINANCIAL GUARANTY INSURANCE COMPANY, as Insurer

by:

/s/ Mercedes M. Arango
	Name:	Mercedes M. Arango
	Title:	Vice President